Exhibit 10.7

SECOND AMENDMENT

TO

INDUSTRIAL REAL ESTATE LEASE

(SINGLE-TENANT FACILITY)

(Bert Drive, Hollister)

This Second Amendment to Industrial Real Estate Lease (Single-Tenant Facility) (the “Second Amendment”) is entered into as of June 11, 2002 (the “Effective Date”) by and between CARMEL RIVER, LLC, a Delaware limited liability company (“Carmel”) and VANVALKENBURGH INVESTMENTS, LLC, a Delaware limited liability company (“VVI”) as successors in interest to Carl D. Panattoni (“Panattoni”) and John E. Van Valkenburgh (“Van Valkenburgh”) (collectively the “Landlord”) and WEST MARINE PRODUCTS, INC., a California corporation (the “Tenant”).

RECITALS

A.	Landlord and Tenant entered into that certain Industrial Real Estate Lease (Single-Tenant Facility) dated June 15, 1995 with Addendum, as amended by that certain Addendum to Lease dated June 3, 1996 and First Amendment to Industrial Real Estate Lease (Single-Tenant Facility) dated March 3, 1999 (collectively the “Lease”), for those certain premises located at 2395 Bert Drive in the City of Hollister, County of San Benito, State of California (the “Property”). On April 5, 2002, Panattoni and Van Valkenburgh assigned all of their right, title and interest in and to the Lease to Carmel and VVI.

B.	On May 22, 2002, Tenant exercised Tenant’s option to expand the Building (as defined in the Lease) pursuant to Section 1.04 of the Addendum to Lease by delivering written notice to Landlord.

C.	Landlord and Tenant now hereby desire to amend the Lease in order to reflect the new Landlord entities and to clarify and amend the terms and conditions of the option to expand as set forth in Section 1.04 of the Addendum to Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreement of Landlord and Tenant hereto to the terms and conditions set forth below, the Landlord and Tenant agree as follows:

AGREEMENT

1.	Section 1.02. Landlord. The Landlord shall be: Carmel River, LLC, a Delaware limited liability company and Van Valkenburgh Investments, LLC, a Delaware limited liability company. The address of Landlord shall remain the same being: 8401 Jackson Road, Sacramento, CA 95826

2.

Section 1.04. Property. The terms and conditions as set forth in Section 1.04 of the Addendum to Lease are hereby affirmed and ratified herein. The following terms and conditions are intended to clarify and amend Section 1.04 of the Addendum to Lease as follows: the Expansion Space (as defined in the Lease) shall be constructed on the Property having the same legal description as set forth in the Lease in accordance with the site plan (“Site Plan”) described as Exhibit “A”, attached hereto and made a part hereof. By execution of this Second Amendment, Tenant hereby approves the Site Plan set forth in Exhibit “A”. Landlord shall construct the Expansion Space at Landlord’s sole cost and expense in conformity with the Rider 2 Work Letter as used for the Original Space (as defined in the Lease), excepting any tenant improvements shall be at Tenant’s sole cost and expense. The Expansion Space shall be constructed in accordance with the building specifications (“Building Specifications”) described on Exhibit “B”, attached hereto and made a part hereof in conformity with the plans and specifications (“Plans and

Specifications”) to be prepared by Landlord and approved in writing by Tenant in conformity with the process for submission contained in the Rider 2 Work Letter as used for the Original Space. By execution of this Second Amendment, Tenant hereby approves the Building Specifications set forth in Exhibit “B”. The rent for the Expansion Space shall be the same as the rent for the Original Space subject to the current lease year and the term of the Lease for the Expansion Space shall be coterminous with the Lease Term (as defined in the Lease) of the Original Space.

3.	Ratification. Except as modified by this Second Amendment, the Lease, its Addendum, Exhibits, riders, and amendments are ratified, affirmed, in full force and effect, and incorporated herein by this reference. This Second Amendment is intended to modify the Lease and shall be deemed to amend any language in the Lease which is read or interpreted contrary to the agreements set forth herein. Any covenant or provision of the Lease which is not inconsistent with this Second Amendment, shall remain in full force and effect. Any capitalized term contained herein not otherwise defined herein shall have the same meaning set forth in the Lease.

4.	Counterparts. This Second Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

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[Signatures begin on next page]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Second Amendment as of the date set forth below.

LANDLORD:

CARMEL RIVER, LLC,

A Delaware limited liability company

By:	/s/ CARL D. PANATTONI
Carl D. Panattoni, Trustee of the Panattoni Living Trust, Dated April 8, 1998, Sole Member

Date: June 25, 2002

VAN VALKENBURGH INVESTMENTS, LLC,

A Delaware limited liability company

By:	/s/ JOHN E. VALKENBURGH
John E. Van Valkenburgh, Trustee of the Van Valkenburgh Revocable Trust, Dated January 14, 1988, Sole Member

Date: June , 2002

TENANT:

WEST MARINE PRODUCTS, INC.,

A California corporation

By:	/s/ FRANK G. FAWCETT
Name:	Frank G. Fawcett
Its:	A.V.P.

By:	/s/ LINDA I LEYBA
Name:	Linda I Leyba
Its:	Senior Director

Date: July 19, 2002